UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

Trajectory Alpha Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41143	86-1837862
(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 5801

New York, New York 10005

Registrant’s telephone number, including area code (646) 450-2536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Public Warrant	TCOA.U	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	TCOA	New York Stock Exchange
Public Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TCOA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Trajectory Alpha Acquisition Corp., (the “Company”) encourages stockholders to vote in favor of the following proposals: (a) the proposal to amend the Company’s amended and restated certificate of incorporation (the “Extension Amendment Proposal”) to extend the date by which the Company must complete a business combination from June 14, 2023 to March 14, 2024 on a monthly basis by depositing the lesser of (i) $150,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of public shares of the Company that are not redeemed in connection with the stockholder vote to approve the Extension Amendment Proposal with each one month extension (the “Extension”) and (b) the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary (the “Adjournment Proposal”).

As disclosed in the Company’s proxy statement supplement filed with the SEC on June 7, 2023, a special meeting (“Special Meeting”) of the Company’s stockholders to approve the Extension Amendment Proposal and the Adjournment Proposal is scheduled to be held on June 12, 2023 at 12:00 p.m., Eastern Time. The meeting time has been changed from 10:00 a.m., Eastern Time as disclosed in the proxy statement supplement filed on June 7, 2023 to 12:00 p.m., Eastern Time.

As of 5:00 p.m., Eastern Time, on June 7, 2023, holders of 14,054,020 shares of Class A common stock have initially elected to have their shares redeemed in connection with the Extension, which would result in 3,195,980 shares of Class A common stock remaining outstanding after giving effect to such redemptions. Based on current redemptions as of June 7, 2023, stockholders who elected not to redeem will receive $0.047 per share based on a deposit of $150,000 with each one month extension.

Stockholders may withdraw any election to have their Class A common stock redeemed in connection with the Extension prior to the vote at the Special Meeting. Stockholders who wish to withdraw redemptions should contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, by email at spacredemptions@continentalstock.com.

Forward Looking Statements

This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Extension Amendment Proposal, our ability to complete an initial business combination, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Proxy Statement (as defined below) and in other reports we file with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

THE COMPANY URGES STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON MAY 25, 2023 (THE “PROXY STATEMENT”), AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION. Stockholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Trajectory Alpha Acquisition Corp., 99 Wall Street, Suite 5801, New York, New York 10005, Attn: Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement which may be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAJECTORY ALPHA ACQUISITION CORP.

Date: June 8, 2023	By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Chief Executive Officer